As filed with the Securities and Exchange Commission on December 10,1996
                                          Registration No. 33-__________


                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                              __________
                               FORM S-4
                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933
                              __________

                         THE HARPER GROUP, INC.
           (Exact name of registrant as specified in its charter)

    Delaware                   4712                     94-1740320
(State or other         (Primary standard         (I.R.S. employer
 jurisdiction of            industrial              identification
 incorporation or         classification                   number)
  organization)            code number)

         260 Townsend Street, San Francisco, California 94107-0933
                              (415) 978-0600
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Peter Gibert
                         The Harper Group, Inc.
                          260 Townsend Street
                 San Francisco, California 94107-0933
                            (415) 978-0600
         (Name, address, including zip code, and telephone number
              including area code, of agent for service) with copies of all orders, notices and communications to:

                             John F. Seegal
                      Orrick, Herrington & Sutcliffe
                    Old Federal Reserve Bank Building
                           400 Sansome Street
                     San Francisco, California  94111

       Approximate date of commencement of proposed sale to the public:
       As soon as practicable after the Registration Statement becomes effective.
                            ____________________

   If the only securities registered on this Form are being offered in connection with the formation of a holding company and there is compliance with general Instruction G, check the following box. [ ]



                 CALCULATION OF REGISTRATION FEE
Title of each      Amount to be   Proposed      Proposed   Amount of
class of            registered     maximum      maximum   registration
securities to                      offering     aggregate     fee
be registered(1)                   price per    offering
                                    share (2)   price (2)

Common Stock         500,000        $23.50     $11,750,000   $4,052


(1) This Registration Statement also registers all of such securities for resale.
(2) Estimated solely for purpose of calculating the registration fee and based on the closing price of the Common Stock on the NASDAQ National Market System on December 4, 1996.


        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            THE HARPER GROUP, INC.

             Cross-Reference Sheet Showing Location in Prospectus
                      of Information Required by Form S-4

          Registration Statement Item            Location in Prospectus
          ---------------------------            ----------------------

A. Information About the Transaction

   1.  Forepart of Registration Statement       Front Cover Page
       and Outside Front Cover Page of
       Prospectus

   2.  Inside Front and Outside Back Cover      Inside Front and
       Pages of Prospectus                      Outside Back Cover
                                                Pages; Available
                                                Information;
                                                Incorporation
                                                of Certain
                                                Information by
                                                Reference

   3.  Risk Factors, Ratio of Earnings to       Incorporation of
       Fixed Charges and Other Information      Certain Information by
                                                Reference; the Company;
                                                Selected Financial Data

   4.  Terms of the Transaction                 Not Applicable

   5.  Pro Forma Financial Information          Not Applicable

   6.  Material Contacts with the Company       Not Applicable
       Being Acquired

   7.  Additional Information Required for      Outstanding Securities
       Reoffering by Persons and Parties        Covered by this
       Deemed to be Underwriters                Prospectus
   8.  Interests of Named Experts and Counsel   Not Applicable

   9.  Disclosure of Commission Position on     Not Applicable
       Indemnification for Securities Act
       Liabilities


B.  Information about the Registrant

  10.  Information with Respect to S-3          Incorporation of
       Registrants                              Certain Information
                                                by Reference

  11.  Incorporation of Certain Information     Incorporation of
       By Reference                             Certain Information
                                                by Reference

  12.  Information with Respect to S-2 or       Not Applicable
       S-3 Registrants

  13.  Incorporation of Certain Information     Not Applicable
       By Reference

  14.  Information with Respect to Registrants  Not Applicable
       Other than S-2 or S-3 Registrants

C.  Information About the Company Being Acquired

  15.  Information with Respect to S-3          Not Applicable
       Companies

  16.  Information with Respect to S-2 or       Not Applicable
       S-3 Companies

  17.  Information with Respect to Companies    Not Applicable
       Other than S-2 or S-3 Companies

D.  Voting and Management Information

  18.  Information If Proxies, Consents or      Not Applicable
       Authorizations are to be Solicited

  19.  Information If Proxies, Consents or      Not Applicable
       Authorizations are not to be Solicited
       or in an Exchange Offer

                   SUBJECT TO COMPLETION, DATED DECEMBER 9, 1996

                          500,000 Shares of Common Stock

                              THE HARPER GROUP, INC.

        The Harper Group, Inc. (the "Company") is registering 500,000 shares of Common Stock (the "Common Stock") which are being offered and sold by the Company in connection with the acquisition of businesses or assets of or interests in businesses that are engaged in international trade.

        It is anticipated that the consideration for acquisitions will consist of shares of Common Stock, cash, notes or other evidences of debt, guarantees, assumption of liabilities or a combination thereof, as determined from time to time by negotiations between the Company and the owners or controlling persons of the businesses or assets to be acquired. In addition, the Company may lease property from and enter into management agreements and consulting and noncompeting agreements with the former owners and key executive personnel of the businesses to be acquired.

        The terms of an acquisition will be determined by negotiations between the Company's representatives and the owners or controlling persons of the business or assets to be acquired. Factors taken into account in acquisitions include the established quality and reputation of the business and its management, the strategic fit with the Company, earning power, cash flow, growth potential, locations of the business to be acquired and the market value of the Common Stock of the Company when pertinent. It is anticipated that shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the current market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, or at or about the time of closing, or during the period or periods prior to delivery of the shares.

        It is not expected that underwriting discounts or commissions will be paid by the Company except that finders fees may be paid to persons from time to time in connection with specific acquisitions. Any person receiving any such fees may be deemed to be an Underwriter within the meaning of the Securities Act of 1933.

        The Common Stock is traded on the NASDAQ National Market System under the symbol "HARG." The closing price of the Common Stock as reported by NASDAQ/NMS on December 4, 1996 was $23.50.

        This Prospectus may also be used in a registered resale, with the Company's prior consent, by persons who have received or will receive shares of Common Stock in connection with acquisitions and who wish to offer and sell such securities in transactions in which they may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. Such sales may be made in the over-the-counter market or in privately negotiated transactions. The Company may require that any resales by means of this Prospectus be effected in an organized manner through securities dealers.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.









           The date of this Prospectus is December 9, 1996

           OUTSTANDING SECURITIES COVERED BY THIS PROSPECTUS


        This Prospectus has also been prepared for use by persons who may receive from the Company Common Stock covered by the Registration Statement in acquisitions and who may be entitled to offer such Common Stock under circumstances requiring the use of a Prospectus (such persons being referred to under this caption as "Stockholders"); provided, however, that no Stockholder will be authorized to use this Prospectus for any offer of such Common Stock without first obtaining the consent of the Company. The Company may consent to the use of this Prospectus for a limited period of time by the Stockholders and subject to limitations and conditions which may be varied by agreement between the Company and the Stockholders. Resales of such shares may be made in the over-the-counter market or in privately negotiated transactions.

        Agreements with Stockholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Stockholders enter into custody agreements with one or more banks with respect to such shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. The Stockholders may be deemed to be underwriters within the meaning of the Securities Act of 1933.

        When resales are to be made through a broker or dealer selected by the Company, it is anticipated that a member firm of the New York Stock Exchange may be engaged to act as the Stockholders' agent in the sale of shares by such Stockholders. It is anticipated that the commission paid to the member firm will be the normal stock exchange commission (including negotiated commissions to the extent permissible). Sales of shares by the member firm may be made in the over-the-counter market from time to time at prices related to prices then prevailing. Any such sales may be by block trade. Any such member firm may be deemed to be an underwriter within the meaning of the Securities Act of 1933 and any commissions earned by such member firm may be deemed to be underwriting discounts and commissions under such Act.


                        AVAILABLE INFORMATION


        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Regional Offices of the Commission at 75 Park Place, 14th Floor, New York, New York 10007; and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

        The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This
Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

          INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


        The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934 are hereby incorporated by reference in this Prospectus:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

(2) The Company's Periodic Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

(3) The description of the Company's capital stock in the Company's Registration Statement on Form 8-A which was declared effective on June 22, 1977.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of filing of the Company's 1995 Annual Report on Form 10-K referred to above and prior to the termination of the offering of securities offered hereby shall be deemed to be incorporated by reference and to be a part of this prospectus from the date of filing of such documents.

        The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates.) Written or oral requests should be directed to Chief Financial Officer, The Harper Group, Inc., 260 Townsend Street, San Francisco, CA 94107-0933.


                     COMMON STOCK AND DIVIDEND DATA


        The Company's Common Stock is traded on the NASDAQ National Market System. As of September 30, 1996, there were approximately 385 holders of record of the Company's Common Stock.

        The table below shows the reported high and low sales prices in the over-the-counter market as reported by NASDAQ/NMS for the fiscal periods indicated.

                                           HIGH              LOW
                                        ----------        -----------

Fiscal 1994
-----------
First Quarter                           $  15 3/4           $   13
Second Quarter                             16 1/4               12 1/2
Third Quarter                              17                   13 3/8
Fourth Quarter                             18 1/4               15
Fiscal 1995
-----------
First Quarter                           $  19 1/2           $   16 1/2
Second Quarter                             20                   16 1/4
Third Quarter                              20                   15
Fourth Quarter                             18                   15 1/8
Fiscal 1996
-----------
First Quarter                           $  19 1/4           $   16 1/2
Second Quarter                             23                   17
Third Quarter                              21 7/8               18 1/2
Fourth Quarter (through
  December 4, 1996)                        25 3/4               20 1/2


        On December 4, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $23.50.

        The Company paid semiannual dividends in the amount of $.11 per share in December 1994, June 1995 and December 1995. In March 1996, the Company paid a semiannual dividend of $.11 per share and in August, 1996, the Company paid a semiannual dividend of $.12 per share.

                           THE COMPANY


        The Harper Group, Inc. ("the Company") is a leader in providing transportation and logistics services for the international movement of goods and the furnishing of value-added information and inventory management services to customers worldwide. The Company is principally engaged in international air and ocean freight forwarding, customs brokerage, and integrated logistics. The Company provides value-added services in addition to those customarily provided by traditional air freight forwarders, ocean freight forwarders and customs brokers. These services are designed to provide global logistics solutions for customers in order to reduce customers' inventories, enhance their profitability and provide them with more efficient and effective international transportation strategies.

        The Company commenced operations in 1898, was incorporated in California in 1970, and reincorporated in Delaware in 1987. Its operating subsidiaries in the United States included Circle Airfreight Corporation, Inc., its principal international air freight forwarding subsidiary, Harper Robinson & Co., Inc., its principal international ocean freight and customs brokerage subsidiary; Max Gruenhut International, Inc., a full service air/ocean import and export firm; and Darrell J. Sekin and Co. ("Sekin"), a full service firm engaged in air and ocean freight forwarding and customs brokerage.

        Effective January 1, 1994, Circle Airfreight Corporation, Inc. and Max Gruenhut International, Inc. were merged into Harper Robinson & Co., Inc., which was renamed Circle International, Inc. Internationally, the Company continues to operate a number of subsidiaries under the names "Circle Freight International" and "Max Gruenhut". Where appropriate, the name "Circle International" will be utilized overseas as well. Unless the context otherwise requires, references to the Company or Harper include The Harper Group, Inc. and its subsidiaries.

                          USE OF PROCEEDS


        This Prospectus relates to shares of Common Stock which may be offered and issued by the Company from time to time in the acquisition of other businesses or properties. Other than the businesses or properties acquired, there will be no proceeds to the Company from these offerings.

                      DESCRIPTION OF CAPITAL STOCK


        As of the date of this Prospectus, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock ("Common Stock") and 1,000,000 shares of Preferred Stock ("Preferred Stock").

Common Stock

        At September 30, 1996, there were 15,855,254 shares of Common Stock outstanding held of record by 385 shareholders. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.

Preferred Stock

        The Board of Directors has the authority to cause the Company to issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the shareholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. The Company has no present plans to issue any shares of Preferred Stock.

Section 203 of the Delaware General Corporation Law

        The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits under certain circumstances, a Delaware corporation whose stock is publicly traded or held in record by more than 2,000 stockholders, from engaging in a "business combination" with an "interested stockholder" for a period of 3 years after the date of the transaction which the person became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation or bylaws not to be governed by this Delaware law (the Company has not made such an election); (ii) prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder, (iii) the stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding shares held by directors who were also officers or held in certain employee stock plans) upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder or (iv) the business combination was approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). "Interested stockholder" is a person who, together with affiliates and associates, owns (or, if such person is an affiliate or associate of the corporation, any time within the prior three years did own) 15% or more of the corporation's outstanding voting stock. The term "business combination" is defined generally to include mergers, consolidations, stock sales, asset based transactions, and other transactions resulting in a financial benefit to the interested stockholder.

Transfer Agent and Registrar

        Chemical Mellon Shareholders Services, LLC has been appointed as the transfer agent and registrar for the Company's Common Stock.

                        LEGAL MATTERS

        The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                            EXPERTS

        The consolidated financial statements of the Company incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

      No dealer, salesman or other        THE HARPER GROUP
person has been authorized to give
any information or to make any            500,000 Shares of Common Stock
representations other than those
contained in the Prospectus in
connection with the offer made by
this Prospectus and, if given or made,
such information or representations
must not be relied upon as having
been authorized by the Company or
by any selling stockholder.  Neither
the delivery of this Prospectus nor
any sale made hereunder shall under
any circumstances create an implication
that there has been no change in the
affairs of the Company since the date
hereof.  This Prospectus does not
constitute an offer or solicitation by
anyone in any state in which such offer
or solicitation is not authorized or in
which the person making such offer or
solicitation is not qualified to do so
to anyone to whom it is unlawful to
make such offer or solicitation.

   ______________________________


     TABLE OF CONTENTS

                                     Page

Outstanding Securities Covered
   by This Prospectus                  2

Available Information                  2

Incorporation of Certain Information
   by Reference                        3

Common Stock and Dividend Data         3

The Company                            4

Use of Proceeds                        5

Selected Financial Data                5

Description of Capital Stock           6

Legal Matters                          7

Experts                                7      Dated:  DECEMBER 9, 1996

                                PART II


              INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers

       Section 6(b) of the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article V of the Registrant's Bylaws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

       The Registrant has entered into indemnification agreements with each director which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.


Item 21.  Exhibits and Financial Statement Schedules.

       (a)  Exhibits

               See attached Exhibit Index.

       (b)  Financial Statement Schedules

               Inapplicable.

Item 22.  Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes to do the following, to the extent that such actions are required by the rules and regulations of the Securities and Exchange Commission:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

D.  (1)    The undersigned registrant hereby undertakes as
follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that to the extent required by the rules and regulations of the Securities and Exchange Commission, every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 ( 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Harper Group, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 9, 1996.

                                     THE HARPER GROUP, INC.


                                     By:  _____________________________
                                         (Peter Gibert,
                                          Chief Executive Officer and
                                          Director)


                            POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Gibert and Robert
H. Kennis, or either of them, each with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Capacity                    Date

_______________________     Chief Executive Officer    December 9, 1996
    (Peter Gibert)          (Principal Executive
                             Officer


_______________________     Senior Vice President,     December 9, 1996
    (Robert Diaz)           Chief Financial Officer
                            (Principal Financial
                            Officer and Accounting
                            Officer)

_______________________     Director                   December 9, 1996
  (Wesley J. Fastiff)



_______________________     Director                   December 9, 1996
  (Edwin J. Holman)




_______________________     Director                   December 9, 1996
   (John M. Kaiser)

_______________________     Director                   December 9, 1996
(Ray C. Robinson, Jr.)


_______________________     Director                   December 9, 1996
  (Frank J. Wezniak)

                               EXHIBIT INDEX
Exhibit                                                            Page
3.1      Certificate of Incorporation of the Harper Group
         Inc., a Delaware corporation. (Incorporated by reference to Exhibit 4.2 to Registration Statement
         No. 33-40826 filed on May 24, 1991.)

3.2      Registrant's by-laws, as heretofore amended.
         (Incorporated by reference to Exhibit 3.2.1 to Annual
         Report on Form 10-K for the fiscal year ended
         December 31, 1986, filed on or about March 31, 1987.)

3.2.1 Amendments to Article IV, Sections 2,3,4,5 and 6 of Registrant's by-laws, effective as of May 23, 1991. (Incorporated by reference to Exhibit 3.2.1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1991, filed on or about March 31, 1992.)

3.2.2 Sections 2 and 3 of Registrant's by-laws effective as of May 31, 1992. (Incorporated by reference to Exhibit 3.2.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed on or about March 31, 1993.)

4.1      Specimen certificate of Registrant's Common Stock.
         (Incorporated by reference to Exhibit 4.1 to Registration Statement No. 2-59017, filed on May 16, 1977.

4.2 Rights Agreement, dated as of October 24, 1994, between The Harper Group, Inc. and Chemical Trust Company of California, which includes as Exhibit A thereto the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Rights to Purchase Common Stock. (Incorporated by Reference to the Form i-A Registration Statement filed on or about October 24, 1994.)

5.1      Opinion and consent of Orrick, Herrington & Sutcliffe      II-6
         LLC.

10.1 Agreement of Merger between Registrant and the Harper Group, a California corporation, providing for the reincorporation of Registrant in Delaware. (Incorporated by reference to Exhibit A to Registrant's Proxy Statement dated April 1, 1987, filed on or about April 10, 1987.)

10.2 Master Agreement dated February 8, 1989 between Registrant and Bowater Industries PLC. (Schedules Excluded)
         (Incorporated by reference to Exhibit 10.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed on or about March 31, 1989.)

10.3 Form of indemnity agreement between Registrant and each of its directors (Incorporated by reference to Exhibit
         10.3 to Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed on or about March 31, 1989.)

10.4 Agreement and Plan of Reorganization dated as of April 23, 1992, with exhibits attached, including Registration Rights Agreement, Employment Agreement between Registrant and Peter Gibert and Indemnification Agreement. (Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K, dated May 21, 1991, filed on or about May 23, 1991.)

10.4.1   Amendments to May 1991 Employment Agreement of Peter Gibert *

Exhibit                                                            Page
-------                                                            ----
10.5     1990 Stock Option Plan.  (Incorporated by reference to
         Exhibit 10.5 to Annual Report on Form 10-K for the fiscal year ended December 31, 1992, filed on or about March 31, 1993.) *

10.6     Stock Option Plan for Non-Employee Directors.
         (Incorporated by reference to Exhibit 10.6 to Annual
         Report on Form 10-K for the fiscal year ended December 31, 1992, filed on or about March 31, 1993.) *

10.8 Credit Agreement dated October 15, 1993 between Registrant and Bank of America National Trust and Savings Association. (Incorporated by reference to Pages 14-103 to Form 10-Q for the nine months ended September 30, 1993, filed on or about November 10, 1993.)

10.9 Consultant Agreement effective as of November 3, 1992 between Registrant and John H. Robinson. (Incorporated by reference to Exhibit 10.9 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed on or about March 31, 1994.) *

10.10 Registration Rights Agreement dated November 1992, between Registrant and John H. Robinson. (Incorporated by reference to Exhibit 10.10 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed on or about March 31, 1994.)

10.11 1994 Omnibus Equity Incentive Plan. (Incorporated by reference to the Form S-8 Registration Statement filed on or about May 9, 1994.) *

10.11.1  Amendment No. 1 to 1994 Omnibus Equity Incentive Plan.
         (Incorporated by reference to Exhibit 10.11.1 to Annual Report on the Form 10-K for the fiscal year ended December 31, 1995, filed on or about March 31, 1996.) *

10.12    1995 Stock Option Plan For Non-Employee Directors.
         (Incorporated by reference to Exhibit 10.12 to Annual
         Report on the Form 10-K for the fiscal year ended December 31, 1995, filed on or about March 31, 1996.) *

10.13 Employment Agreement with Kim Wertheimer. (Incorporated by reference to Exhibit 10.13 to Annual Report on the Form 10-K for the fiscal year ended December 31, 1995, filed on or about March 31, 1996.) *

21.1     List of Subsidiaries                                       II-8

23.1     Consent of Deloitte & Touche LLP                          II-10

23.2     Consent of Orrick, Herrington & Sutcliffe (See
         Exhibit 5.1).


25       Powers of Attorney (see Page II-3).

----------------------------------


* Indicates, as required by Item 14(a)(3), a management contract or compensatory plan required to be filed as an exhibit to this Form 10-K.